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                               METRO HOLDING AG

                               POWER OF ATTORNEY
                               -----------------


KNOW ALL PERSONS BY THESE PRESENTS, that METRO HOLDING AG, a Swiss stock company having its legal seat at Neuhofstrasse 4, Zug, Switzerland, does hereby make, constitute, and appoint Hugo Truetsch and any substitutes or representatives whom said attorney shall designate, the true and lawful attorney in fact of Metro Holding AG, for and on behalf of Metro Holding AG and in its name, place, and stead:

1. To enter into an Amendment and Restatement of the Share Subscription, Share Option and Shareholders Agreement dated June 10, 1998, between Metro Holding AG and RSL COM Europe Ltd. And RSL Communications Ltd.; and

2. To enter into an Exchange Agreement of 142,857 shares of RSL COM Europe Ltd. For 1,607,142 Shares of Class A Common Stock of RSL Communications Ltd. Between Metro Holding AG, Ligapart AG and RSL Communications Ltd.; and

3. To enter into a Share Purchase Agreement to purchase for a total amount of US $45 Mio. Shares of Class A Common Stock of RSL Communications Ltd. at a purchase price of US $28.00 per share from Ronald S. Lander, Fisher Investment Partners L.P., Fleur Harlan, Bukfenc Inc., Tarlovsky Investment Partners L.P., Robert Finkel as trustee of Waltham Trust, Jacob Davidson and Nesim Bildirici; and

4. To perform any and all acts and deeds on the part of Metro Holding AG relating in any way to these amended and restated Share Subscription, Share Option, Shareholders, Exchange and Share Purchase Agreements, or relating in any way to the Transaction Documents (as defined in any of these Agreements) at such times and in such manners as its said attorney shall determine; and

5. For that purpose to sign in its name, to execute and to deliver all such instruments and documents as its said attorney shall determine; and

6. To demand, sue for, collect, receive and give discharges for all moneys, debts, obligations, securities, and other personal property to which Metro Holding AG may be entitled in connection with said Agreements or any of the other Transaction Agreements; and

7. To endorse, transfer, deal in any way in respect of any shares of stock of RSL Communications Ltd. or any rights thereto or in respect thereof to which Metro Holding AG may become entitled in connection with and Agreements; and

8. For all or any of the purposes set forth above, to enter into and sign, seal, execute, acknowledge and deliver any Transfer Documents and Transfer Agreements and any

9. To appoint and remove at pleasure any substitute for or agent under him in respect of all or any of the matters set forth above, upon such terms as the said attorney may determine; and
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10. In general to do all other acts, deeds, matters and things whatsoever in or about said Agreements, any of the Transaction Agreements or any securities or obligations of RSL COM Europe Ltd. or RSL Communications Ltd. that any officers or directors of Metro Holding AG could do if personally present and acting with express authority of the Board of Directors of Metro Holding AG.

Metro Holding AG hereby ratifies and confirms and agrees at all times to ratify and confirm, all and whatsoever its said attorney and any attorney by him hereunder substituted, shall lawfully do or cause to be done in and about the premises by virtue of this power of attorney.

This Power of Attorney shall remain in full force and effect until 5:00 p.m., local time in New York, New York, U.S.A., August 5, 1998, at which time it shall expire and the said attorney-in-fact and any substitute or substitute designated by him hereunder shall have no further power of authority hereunder.

The authorized signature of Hugo Truetsch, the attorney hereby appointed, and the number and date of issue of this Swiss passport are set forth below:

Authorized Signature of Hugo Truetsch            Swiss Passport of Hugo Truetsch


/s/ Hugo Truetsch                                9258146       20/11/1996
--------------------------------------------     ------------------------
                                                  Number       Issue Date

IN WITNESS WHEREOF, Metro Holding AG has caused this Power of Attorney to be executed by Hans-Dieter Cleven and Dr. Andreas Renggli, its directors on this 22nd day of July, 1998.


METRO HOLDING AG

By:

/s/ Hans-Dieter Cleven                         /s/ Andreas Renggli
-----------------------------------------      ---------------------------------
Hans-Dieter Cleven, Director                   Dr. Andreas Renggli, Director

                                      -2-
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NOTARIAL CERTIFICATION
----------------------


It is certify that the foregoing signatures of Messrs:

- Hans Dieter Cleven, German cititzen, residing in 6330 Cham, Switzerland, Huebhalde 24, and

- Dr. Andreas Renggli, Swiss citizen, residing in 6300 Zug, Switzerland, Zugerbergstrasse 60,

are genuine. These two genetlemen are personally known to the undersigned
Notary.

According to the Register of Commerce of the Canton of Zug Messrs. Hans-Dieter Cleven and Dr. Andreas Renggli are authorized to sign on behalf of Metro Holding AG, Baar/Switzerland, jointly by two.


Zug, July 22, 1998          Notary Public of the Canton
                            Of Zug/Switzerland



                            /s/ Josef Schwerzmann
                            ----------------------------------------------
                            Dr. Josef Schwerzmann